As filed with the Securities and Exchange Commission on October 25,2004

                                                     Registration No. 333-96069
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                            ------------------------

                    Internet Infrastructure HOLDRS(SM) Trust

                      [Issuer with respect to the receipts]

            Delaware                             6211                       13-5674085
  (State or other jurisdiction       (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification Number)

                            ------------------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                            ------------------------

                                   Copies to:

             Judith Witterschein, Esq.                                   Andrew B. Janszky, Esq.
                Corporate Secretary                                      Shearman & Sterling LLP
       Merrill Lynch, Pierce, Fenner & Smith                               599 Lexington Avenue
                   Incorporated                                          New York, New York 10022
                 250 Vesey Street                                             (212) 848-4000
             New York, New York 10281
                 (212) 449-1000
 (Name, address, including zip code, and telephone
number, including area code, of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
================================================================================

PROSPECTUS

                [INTERNET INFRASTRUCTURE HOLDRS(SM) LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                     Internet Infrastructure HOLDRS(SM) Trust

     The Internet Infrastructure HOLDRS(SM) Trust issues Depositary Receipts called Internet Infrastructure HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet Infrastructure HOLDRS in a round-lot amount of 100 Internet Infrastructure HOLDRS or round-lot multiples. Internet Infrastructure HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Infrastructure HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Infrastructure HOLDR, see "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS" starting on page 11. The Internet Infrastructure HOLDRS trust issues Internet Infrastructure HOLDRS on a continuous basis.

     Investing in Internet Infrastructure HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Internet Infrastructure HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Internet Infrastructure HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Internet Infrastructure HOLDRS are listed on the American Stock Exchange under the symbol "IIH." On October 20, 2004, the last reported sale price of the Internet Infrastructure HOLDRS on the American Stock Exchange was $3.58.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                       The date of this prospectus is October 25, 2004.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

Summary........................................................................3
Risk Factors...................................................................4
Highlights of Internet Infrastructure HOLDRS..................................11
The Trust.....................................................................19
Description of Internet Infrastructure HOLDRS.................................19
Description of the Underlying Securities......................................20
Description of the Depositary Trust Agreement.................................22
United States Federal Income Tax Consequences.................................26
Erisa Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................31



                            -------------------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Infrastructure HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Infrastructure HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Internet Infrastructure HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet Infrastructure HOLDRS or of the underlying securities through an investment in the Internet Infrastructure HOLDRS.

                                     SUMMARY

     The Internet Infrastructure HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Infrastructure HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry. The Internet infrastructure segment of the Internet industry consists of companies that, among other things, provide software and related services, which allow Internet companies to better manage their Web sites and improve online communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Internet Infrastructure HOLDRS is specified under "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." This group of common stocks, and the securities of any company that may be added to the Internet Infrastructure HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 14 companies included in the Internet Infrastructure HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet Infrastructure HOLDRS are separate from the underlying common stocks that are represented by the Internet Infrastructure HOLDRS. On October 20, 2004 there were 8,391,400 Internet Infrastructure HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Internet Infrastructure HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet Infrastructure HOLDRS, including the risks associated with a concentrated investment in Internet infrastructure companies.

General Risk Factors

     o Loss of investment. Because the value of Internet Infrastructure HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet Infrastructure HOLDRS if the underlying securities decline in value.

     o Discount trading price. Internet Infrastructure HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, an Internet Infrastructure HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Internet Infrastructure HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the Internet infrastructure segment of the Internet industry. At the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS were generally considered to be involved in various aspects of the Internet infrastructure segment of the Internet industry, however, the underlying securities and the Internet Infrastructure HOLDRS may not necessarily follow the price movements of the entire Internet infrastructure segment. If the underlying securities decline in value, your investment in the Internet Infrastructure HOLDRS will decline in value, even if common stock prices of companies in the Internet infrastructure segment of the Internet industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet Infrastructure HOLDRS may not be involved in the Internet infrastructure segment of the Internet industry. In this case, the Internet Infrastructure HOLDRS may not consist of securities issued only by companies involved in the Internet infrastructure segment of the Internet industry.

     o Not necessarily comprised of solely Internet infrastructure companies. As a result of distributions of securities by companies included in the Internet Infrastructure HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet Infrastructure HOLDRS and that are not involved in the Internet infrastructure segment of the Internet industry may be included in the Internet Infrastructure HOLDRS. The securities of a new company will only be distributed from the Internet Infrastructure HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Internet Infrastructure HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Internet Infrastructure HOLDRS provides no assurance that each new company included in the Internet Infrastructure HOLDRS will be involved in the Internet infrastructure segment of the Internet industry.

          Currently, the underlying securities included in the Internet Infrastructure HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Internet Infrastructure HOLDRS yet not be involved in the Internet infrastructure segment of the Internet industry. In addition the GICS sector classifications of securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Internet Infrastructure HOLDRS, which may also result in the inclusion in the Internet Infrastructure HOLDRS of the securities of a new company that is not involved in the Internet infrastructure segment of the Internet industry.

     o No investigation of underlying securities. The underlying securities initially included in the Internet Infrastructure HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the Internet infrastructure segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Internet Infrastructure HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet Infrastructure HOLDRS may not necessarily be a diversified investment in the Internet infrastructure segment of the Internet industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet Infrastructure HOLDRS, may also reduce diversification. Internet Infrastructure HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Infrastructure HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Infrastructure HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet Infrastructure HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Internet Infrastructure HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet Infrastructure HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet Infrastructure HOLDRS, you will not be able to trade Internet Infrastructure HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet Infrastructure HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Infrastructure HOLDRS. If the Internet Infrastructure HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Infrastructure HOLDRS are listed for trading on another U.S. national securities exchange or through the

          Nasdaq National Market System within five business days from the date the Internet Infrastructure HOLDRS are delisted. There are currently 14 companies whose securities are included in the Internet Infrastructure HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Internet Infrastructure HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, may engage in investment banking or may provide other services for issuers of the underlying securities.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distribution paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Internet Infrastructure HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Internet Infrastructure Segment of the Internet Industry

     o The stock prices of companies involved in the Internet infrastructure segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Infrastructure HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of Internet infrastructure companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o actual or anticipated variations in companies' quarterly operating results;

          o announcements of technological innovations by competitors of the companies included in the Internet Infrastructure HOLDRS;

          o    changes in financial estimates by securities analysts;

          o conditions or trends in the Internet and online commerce industries;

          o    conditions or trends in online securities trading;

          o changes in the market valuations of Internet infrastructure companies;

          o    developments in Internet regulations;

          o legal or regulatory developments affecting companies included in the Internet Infrastructure HOLDRS or in the Internet infrastructure segment of the Internet industry;

          o announcements by Internet infrastructure companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o    unscheduled system downtime;

          o    additions or departures of key personnel;

          o sales of Internet infrastructure companies' common stock or other securities in the open market; and

          o    difficulty in obtaining additional financing.

          In addition, the trading prices of Internet infrastructure stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet infrastructure stocks are high when measured by conventional valuation standards such as price to earrings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these tracing prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet infrastructure companies, generally, could depress the stock prices of an Internet infrastructure company regardless of Internet infrastructure companies' results. The sharp decline in the market price of many Internet-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet infrastructure stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of Internet infrastructure stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Internet Infrastructure HOLDRS. Companies whose common stocks are included in Internet Infrastructure HOLDRS results of operations and financial condition could be adversely impacted if those events and other related events cause further disruptions in the economy.

          As a result of fluctuations in the trading prices of the companies included in the Internet Infrastructure HOLDRS, the trading price of an Internet Infrastructure HOLDR has fluctuated significantly. The initial offering price of an Internet Infrastructure HOLDR, on February 24, 2000, was $96.67 and during 2003 the price of an Internet Infrastructure HOLDR reached a high of $4.22 and a low of $2.09.

     o Internet infrastructure companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure.

     o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet infrastructure companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet infrastructure companies.

     o If Internet use fails to grow and be accepted as a medium for online commerce and communication, demand for the products and services of Internet infrastructure companies will decline. Future revenues and any future profits of Internet infrastructure companies depend substantially upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. Recently, many of the companies whose common stocks are included in Internet Infrastructure HOLDRS have been adversely affected by the general economic slowdown and an abrupt decline in demand for Internet products and services. This has had a significant negative impact on the market price of Internet Infrastructure HOLDRS. A continuation of the current economic downturn may cause consumers to turn away from or fail to accept the Internet, which may continue to depress the market price of Internet Infrastructure HOLDRS. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For the businesses of Internet infrastructure companies to grow, consumers must accept and use new ways of conducting business and exchanging information on the Internet.

     o If Internet infrastructure companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many Internet infrastructure companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many Internet infrastructure companies. Due in part to the emerging nature of the market for Internet management solutions offered by Internet infrastructure companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that Internet infrastructure companies will be successful in increasing market awareness of their brands.

     o The ability of many Internet infrastructure companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed, could adversely affect their revenues. Many Internet infrastructure companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many Internet infrastructure companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     o Inability to adequately protect proprietary rights may harm the competitive positions of many Internet infrastructure companies. Many Internet infrastructure companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive.

          In addition, Internet infrastructure companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require Internet infrastructure companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of Internet infrastructure companies is uncertain.

     o Many Internet infrastructure companies are developing strategies to generate additional revenues for their products and services outside the United Sates and if these strategies fail it could result in slower revenue growth and losses. Many Internet infrastructure companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many Internet infrastructure companies cannot be certain that investments in establishing facilities in other companies will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

     o Many companies included in the Internet Infrastructure HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the Internet Infrastructure HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. An Internet infrastructure company's ability to forecast accurately its quarterly revenue is limited because its software products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of Internet infrastructure companies may be materially adversely affected if their revenues do not meet their projections.

     o System failures, interruptions or shutdowns may cause loss of customers. The success of many Internet infrastructure companies depends upon the efficient and uninterrupted operation of their computer and communications systems and the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage could grow more slowly or decline. Due to capacity limits on technology, transaction processing systems and network hardware and software, some Internet infrastructure companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these Internet infrastructure companies, result in a loss of customers and negatively affect results of operations.

     o Many Internet infrastructure companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many Internet infrastructure companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet infrastructure companies will be able to continue to attract and retain qualified personnel.

     o Many Internet infrastructure companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many Internet infrastructure companies have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet infrastructure companies will also continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet infrastructure companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.

     o Companies whose securities are included in the Internet Infrastructure HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Internet Infrastructure HOLDRS. Companies whose securities are included in Internet Infrastructure HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Internet Infrastructure HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate operations completely. Any of these actions may reduce the market price of stocks in the Internet infrastructure segment of the internet industry.

                  HIGHLIGHTS OF INTERNET INFRASTRUCTURE HOLDRS

         This discussion highlights information regarding Internet Infrastructure HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Infrastructure HOLDRS.

Issuer...........................      Internet Infrastructure HOLDRS Trust

The trust........................      The Internet Infrastructure HOLDRS Trust
                                       was formed under the depositary trust
                                       agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated, other depositors and the
                                       owners of the Internet Infrastructure
                                       HOLDRS and was amended on November 22,
                                       2000. The trust is not a registered
                                       investment company under the Investment
                                       Company Act of 1940.

Initial depositor................      Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated

Trustee..........................      The Bank of New York, a New York state
                                       chartered banking organization, is the
                                       trustee and receives compensation as set forth in the depositary trust agreement.
                                       The trustee is responsible for receiving deposits of underlying securities and delivering Internet Infrastructure HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Internet Infrastructure
                                       HOLDRS.

Purpose of Internet Infrastructure
HOLDRS...........................      Internet Infrastructure HOLDRS are
                                       designed to achieve the following:

                                       Diversification. Internet Infrastructure
                                       HOLDRS are designed to allow you to
                                       diversify your investment in the Internet infrastructure segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                                       Flexibility. The beneficial owners of
                                       Internet Infrastructure HOLDRS have
                                       undivided beneficial ownership interests in each of the underlying securities represented by the Internet
                                       Infrastructure HOLDRS, and can cancel
                                       their Internet Infrastructure HOLDRS to
                                       receive each of the underlying securities represented by the Internet
                                       Infrastructure HOLDRS.

                                       Transaction costs. The expenses
                                       associated with buying and selling
                                       Internet Infrastructure HOLDRS in the
                                       secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets.....................      The trust holds shares of common stock
                                       issued by specified companies that, when initially selected, were involved in the Internet infrastructure segment of the
                                       Internet industry. Except when a
                                       reconstitution event, distribution of
                                       securities by an underlying issuer or
                                       other event occurs, the group of
                                       companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust
                                       Agreement--Distributions" and
                                       "--Reconstitution events." There are
                                       currently 14 companies included in the
                                       Internet Infrastructure HOLDRS.

                                       The trust's assets may increase or
                                       decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Internet Infrastructure
HOLDRS...........................      The trust has issued, and may continue to
                                       issue, Internet Infrastructure HOLDRS
                                       that represent an undivided beneficial
                                       ownership interest in the shares of
                                       U.S.-traded common stock that are held by the trust on your behalf. The Internet
                                       Infrastructure HOLDRS themselves are
                                       separate from the underlying securities
                                       that are represented by the Internet
                                       Infrastructure HOLDRS.

                                       The following chart provides:

                                       o    the names of the 14 issuers of the
                                            underlying securities currently
                                            represented by an Internet
                                            Infrastructure HOLDRS,

                                       o    the stock ticker symbols,

                                       o    the share amounts currently
                                            represented by a round-lot of 100
                                            Internet Infrastructure HOLDRS, and

                                       o    the principal U.S. market on which
                                            the common stock of the selected
                                            companies are traded.



                                                                                          Share     Primary
                                       Name of Company                      Ticker       Amounts    Trading Market
                                       ----------------------------------- --------- ------------- ----------------
                                       Akamai Technologies Inc.             AKAM            3       NASDAQ
                                       BEA Systems, Inc.                    BEAS           10       NASDAQ
                                       BroadVision, Inc.                    BVSN            1       NASDAQ
                                       E.piphany, Inc.                      EPNY            1.5     NASDAQ
                                       InfoSpace, Inc.                      INSP            0.8     NASDAQ
                                       InterNAP Network
                                            Services Corporation            IIP             5       AMEX
                                       Kana Software, Inc.                  KANA            0.2     NASDAQ
                                       NaviSite, Inc.                       NAVI            0.1333  NASDAQ
                                       Openwave Systems Inc.                OPWV            1.074   NASDAQ
                                       Portal Software, Inc.                PRSF            1.2     NASDAQ
                                       RealNetworks, Inc.                   RNWK            6       NASDAQ
                                       VeriSign, Inc.                       VRSN            6.15    NASDAQ
                                       Vignette Corporation                 VIGN            6       NASDAQ
                                       Vitria Technology, Inc.              VITR            1       NASDAQ

                                       The companies whose common stocks were
                                       included in the Internet Infrastructure
                                       HOLDRS at the time Internet
                                       Infrastructure HOLDRS were originally
                                       issued were generally considered to be
                                       among the 20 largest and most liquid
                                       companies involved in the Internet
                                       infrastructure segment of the Internet
                                       industry, as measured by market
                                       capitalization and trading volume on
                                       February 7, 2000. The market
                                       capitalization of a company was
                                       determined by multiplying the market
                                       price of its common stock by the number
                                       of outstanding shares of its common
                                       stock.

                                       The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

                                       The number of outstanding Internet
                                       Infrastructure HOLDRS will increase and
                                       decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the required number of shares of common stock with the trustee.

Purchases........................      You may acquire Internet Infrastructure
                                       HOLDRS in two ways:

                                       o    through an in-kind deposit of the
                                            required number of shares of common
                                            stock of the underlying issuers with
                                            the trustee, or

                                       o    through a cash purchase in the
                                            secondary trading market.

Issuance and cancellation fees...      If you wish to create Internet
                                       Infrastructure HOLDRS by delivering to
                                       the trust the requisite shares of common stock represented by a round-lot of 100
                                       Internet Infrastructure HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure
                                       HOLDRS. If you wish to cancel your
                                       Internet Infrastructure HOLDRS and
                                       withdraw your underlying securities, The
                                       Bank of New York, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet
                                       Infrastructure HOLDRS.

Commissions......................      If you choose to deposit underlying
                                       securities in order to receive Internet
                                       Infrastructure HOLDRS, you will be
                                       responsible for paying any sales
                                       commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, described above.

Custody fees.....................      The Bank of New York, as trustee and as
                                       custodian, will charge you a quarterly
                                       custody fee of $2.00 for each round-lot
                                       of 100 Internet Infrastructure HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Internet
Infrastructure HOLDRS............      You have the right to withdraw the
                                       underlying securities upon request by
                                       delivering a round-lot or integral
                                       multiple of a round-lot of Internet
                                       Infrastructure HOLDRS to the trustee,
                                       during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Internet
                                       Infrastructure HOLDRS would otherwise
                                       require the delivery of a fractional
                                       share, the trustee will sell the
                                       fractional share in the market and the
                                       trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Internet
                                       Infrastructure HOLDRS themselves will not have voting rights.

Rights relating to the underlying
securities.......................      Internet Infrastructure HOLDRS represents
                                       your beneficial ownership of the
                                       underlying securities. Owners of Internet
                                       Infrastructure HOLDRS have the same
                                       rights and privileges as if they owned
                                       the underlying securities beneficially
                                       outside of Internet Infrastructure
                                       HOLDRS. These include the right to
                                       instruct the trustee to vote the
                                       underlying securities or you may attend
                                       shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Internet
                                       Infrastructure HOLDRS and the right to
                                       surrender Internet Infrastructure HOLDRS to receive the underlying securities.
                                       Internet Infrastructure HOLDRS does not
                                       change your beneficial ownership in the
                                       underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Internet
                                       Infrastructure HOLDRS. However, due to
                                       the nature of Internet Infrastructure
                                       HOLDRS, you will not be able to
                                       participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your
                                       Internet Infrastructure HOLDRS (and pay
                                       the applicable fees) and receive all of
                                       the underlying securities.

                                       A holder of Internet Infrastructure
                                       HOLDRS is not a registered owner of the
                                       underlying securities. In order to become a registered owner, a holder of Internet Infrastructure HOLDRS would need to surrender their Internet Infrastructure HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                       You retain the right to receive any
                                       reports and communications that the
                                       issuers of underlying securities are
                                       required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Internet Infrastructure HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Internet Infrastructure HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                       The depositary trust agreement entitles
                                       you to receive, subject to certain
                                       limitations and net of any fees and
                                       expenses of the trustee, any
                                       distributions of cash (including
                                       dividends), securities or property made
                                       with respect to the underlying
                                       securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Internet
                                       Infrastructure HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

                                       There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Internet Infrastructure HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                       If you wish to participate in a tender
                                       offer for any of the underlying
                                       securities, or any form of stock
                                       repurchase program by an issuer of an
                                       underlying security, you must surrender
                                       your Internet Infrastructure HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Internet
                                       Infrastructure HOLDRS. For specific
                                       information about obtaining your
                                       underlying securities, you should read
                                       the discussion under the caption
                                       "Description of the Depositary Trust
                                       Agreement--Withdrawal of underlying
                                       securities."

Ownership rights in fractional
shares in the underlying
securities.......................      As a result of distributions of
                                       securities by companies included in the
                                       Internet Infrastructure HOLDRS or other
                                       corporate events, such as mergers, an
                                       Internet Infrastructure HOLDR may
                                       represent an interest in a fractional
                                       share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                       In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Internet Infrastructure HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Internet Infrastructure HOLDRS are outstanding and each round-lot of 100 Internet Infrastructure HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Internet Infrastructure HOLDRS. If holders of 50,000 round-lots of 100 Internet Infrastructure HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Internet Infrastructure HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events............      The depositary trust agreement provides
                                       for the automatic distribution of
                                       underlying securities from the Internet
                                       Infrastructure HOLDRS to you in the
                                       following four circumstances:

                                       A.    If an issuer of underlying
                                             securities no longer has a class of
                                             securities registered under section
                                             12 of the Securities Exchange Act
                                             of 1934, then the trustee will
                                             distribute the shares of that
                                             company to the owners of the
                                             Internet Infrastructure HOLDRS.

                                       B.    If the SEC finds that an issuer of
                                             underlying securities should be
                                             registered as an investment company
                                             under the Investment Company Act of
                                             1940, and the trustee has actual
                                             knowledge of the SEC finding, then
                                             its securities will no longer be an
                                             underlying security and the trustee
                                             will distribute the shares of that
                                             company to the owners of the
                                             Internet Infrastructure HOLDRS.

                                       C.    If the underlying securities of an
                                             issuer cease to be outstanding as a
                                             result of a merger, consolidation,
                                             or other corporate combination or
                                             other event, the trustee will
                                             distribute the consideration paid
                                             by and received from the acquiring
                                             company or the securities received
                                             in exchange for the securities of
                                             the underlying issuer whose
                                             securities cease to be outstanding
                                             to the beneficial owners of
                                             Internet Infrastructure HOLDRS,
                                             only if the distributed securities
                                             have a different Standard & Poor's
                                             GICS sector classification than any
                                             of the underlying securities
                                             represented in the Internet
                                             Infrastructure HOLDRS at the time
                                             of the distribution or exchange or
                                             if the securities received are not
                                             listed for trading on a U.S.
                                             national securities exchange or
                                             through the Nasdaq National Market
                                             System. In any other case, the
                                             additional securities received will
                                             be deposited into the trust.

                                       D.    If an issuer's underlying
                                             securities are delisted from
                                             trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System and
                                             are not listed for trading on
                                             another U.S. national securities
                                             exchange or through the Nasdaq
                                             National Market System within five
                                             business days from the date the
                                             securities are delisted.

                                       To the extent a distribution of
                                       underlying securities from the Internet
                                       Infrastructure HOLDRS is required as a
                                       result of a reconstitution event, the
                                       trustee will deliver the underlying
                                       security to you as promptly as
                                       practicable after the date that the
                                       trustee has knowledge of the occurrence
                                       of a reconstitution event.

                                       In addition, securities of a new company will be added to the Internet
                                       Infrastructure HOLDRS, as a result of a
                                       distribution of securities by an
                                       underlying issuer, where a corporate
                                       event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Internet Infrastructure HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                       It is anticipated, as a result of the
                                       broadly defined Standard & Poor's GICS
                                       sectors, that most distributions or
                                       exchanges of securities will result in
                                       the inclusion of new securities in
                                       Internet Infrastructure HOLDRS. The
                                       trustee will review the Standard & Poor's
                                       GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet

                                       Infrastructure HOLDRS or distributed to
                                       you.

Standard & Poor's sector
classifications..................      Standard & Poor's Corporation is an
                                       independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.
                                       The GICS classification standards were
                                       exclusively effective as of January 2,
                                       2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one
                                       GICS sector classification. The
                                       securities included in the Internet
                                       Infrastructure HOLDRS are currently
                                       represented in the Information Technology
                                       GICS sector. The Standard & Poor's GICS
                                       sector classifications of the securities included in the Internet Infrastructure
                                       HOLDRS may change over time if the
                                       companies that issued these securities
                                       change their focus of operations or if
                                       Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events...............      A.    The Internet Infrastructure HOLDRS
                                             are delisted from the American
                                             Stock Exchange and are not listed
                                             for trading on another U.S.
                                             national securities exchange or
                                             through the Nasdaq National Market
                                             System within five business days
                                             from the date the Internet
                                             Infrastructure HOLDRS are delisted.

                                       B.    The trustee resigns and no
                                             successor trustee is appointed
                                             within 60 days from the date the
                                             trustee provides notice to Merrill
                                             Lynch, Pierce, Fenner & Smith
                                             Incorporated, as initial depositor,
                                             of its intent to resign.

                                       C.
                                             Beneficial owners of at least 75%
                                             of outstanding Internet
                                             Infrastructure HOLDRS vote to
                                             dissolve and liquidate the trust.

                                       If a termination event occurs, the
                                       trustee will distribute the underlying
                                       securities as promptly as practicable
                                       after the termination event.

                                       Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income tax
consequences.....................      The United States federal income tax laws
                                       will treat a U.S. holder of Internet
                                       Infrastructure HOLDRS as directly owning the underlying securities. The Internet
                                       Infrastructure HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing..........................      The Internet Infrastructure HOLDRS are
                                       listed on the American Stock Exchange
                                       under the symbol "IIH." On October 20,
                                       2004, the last reported sale price of the Internet Infrastructure HOLDRS on the
                                       American Stock Exchange was $3.58.

Trading..........................      Investors are only able to acquire, hold,
                                       transfer and surrender a round-lot of 100
                                       Internet Infrastructure HOLDRS. Bid and
                                       ask prices, however, are
                                       quoted per single Internet Infrastructure
                                       HOLDRS.

Clearance and settlement.........      Internet Infrastructure HOLDRS have been
                                       issued only in book-entry form. Internet
                                       Infrastructure HOLDRS are evidenced by
                                       one or more global certificates that the trustee has deposited with The Depository
                                       Trust Company, referred to as DTC.
                                       Transfers within DTC will be in
                                       accordance with DTC's usual rules and
                                       operating procedures. For further
                                       information see "Description of Internet
                                       Infrastructure HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Internet Infrastructure HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Internet Infrastructure HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Internet Infrastructure HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet Infrastructure HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

         The Internet Infrastructure HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Infrastructure HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                  DESCRIPTION OF INTERNET INFRASTRUCTURE HOLDRS

         The trust has issued Internet Infrastructure HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Internet Infrastructure HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Internet Infrastructure HOLDRS in a round-lot of 100 Internet Infrastructure HOLDRS and round-lot multiples. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS.

         Internet Infrastructure HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS."

         Beneficial owners of Internet Infrastructure HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Infrastructure HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Internet Infrastructure HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16 (a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Infrastructure HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Infrastructure HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Infrastructure HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Internet Infrastructure HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet Infrastructure HOLDRS are available only in book-entry form. Owners of Internet Infrastructure HOLDRS hold their Internet Infrastructure HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of initial selection, were involved in various segments of the Internet infrastructure segment of the Internet industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the Internet infrastructure segment of the Internet industry as measured by market capitalization and trading volume.

         The Internet Infrastructure HOLDRS may no longer consist exclusively of securities issued by companies involved in the Internet infrastructure segment. Merrill Lynch, Pierce, Fenner & Smith incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet infrastructure segment of the Internet industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Internet Infrastructure HOLDRS, please refer to "Highlights of Internet Infrastructure HOLDRS--The Internet Infrastructure HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet Infrastructure HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities, see "Annex A."

         The following table and graph set forth the composite performance of all of the 14 underlying securities currently represented by a single Internet Infrastructure HOLDRS, measured at the close of the business day on October 29, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to August 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

   1999       Price      2000       Price       2001       Price     2002       Price     2003        Price       2004       Price
---------- ---------- ---------- ----------- ----------- --------- --------- --------- ---------- ------------ ----------- ---------
October 29    27.88   January 31    55.90    January 31    19.27   January 31    5.66   January 31     2.34    January 30    4.12
November 30   41.15   February 29   79.32    February 28   11.38   February 28   4.26   February 28    2.18    February 27   4.30
December 31   60.06   March 31      51.03    March 30       8.48   March 30      4.73   March 31       2.26    March 31      4.04
                      April 28      43.09    April 30      11.57   April 30      2.98   April 30       2.74    April 30      3.59
                      May 31        34.49    May 31        11.56   May 31        2.92   May 30         3.31    May 28        3.57
                      June 30       48.08    June 29       10.92   June 28       2.21   June 30        3.14    June 30       3.79
                      July 31       38.61    July 31        8.57   July 31       1.54   July 31        3.44    July 30       3.21
                      August 31     45.49    August 31      6.23   August 30     1.64   August 29      3.61    August 31     3.10
                      September     42.01    September 28   5.03   September 30  1.30   September 30   3.41
                      October 31    32.67    October 31     5.26   October 31    1.87   October 31     3.98
                      November 30   20.56    November 30    6.18   November 29   2.62   November 28    3.94
                      December 29   19.07    December 31    6.08   December 31   2.33   December 31    3.78


--------------------------------------------------------------------------------

                                [OBJECT OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Infrastructure HOLDRS, provides that Internet Infrastructure HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

         The trustee. The Bank of New York serves as trustee for the Internet Infrastructure HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Internet Infrastructure HOLDRS. You may create and cancel Internet Infrastructure HOLDRS only in round-lots of 100 Internet Infrastructure HOLDRS. You may create Internet Infrastructure HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Infrastructure HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Infrastructure HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Infrastructure HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Infrastructure HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Infrastructure HOLDRS. Similarly, you must surrender Internet Infrastructure HOLDRS in integral multiples of 100 Internet Infrastructure HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet Infrastructure HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Internet Infrastructure HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet Infrastructure HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Internet Infrastructure HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Internet Infrastructure HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each

Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Infrastructure HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Infrastructure HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Infrastructure HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Internet Infrastructure HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Internet Infrastructure HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Internet Infrastructure HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet Infrastructure HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Infrastructure HOLDRS will be distributed from the Internet Infrastructure HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Internet Infrastructure HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Internet Infrastructure HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Internet Infrastructure HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Infrastructure HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Infrastructure HOLDRS.

         Further issuances of Internet Infrastructure HOLDRS. The depositary trust agreement provides for further issuances of Internet Infrastructure HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet Infrastructure HOLDRS will surrender their Internet Infrastructure HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Infrastructure HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Infrastructure HOLDRS are delisted. Finally, the trust will terminate if 750 of the owners of outstanding Internet Infrastructure HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Infrastructure HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Infrastructure HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Infrastructure HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Infrastructure HOLDRS.

         Issuance and cancellation fees. If you wish to create Internet Infrastructure HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS. If you wish to cancel your Internet Infrastructure HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Infrastructure HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Internet Infrastructure HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Infrastructure HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Infrastructure HOLDRS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Internet Infrastructure HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Infrastructure HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS for:

          o    an individual who is a citizen or resident of the United States;

          o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;

          o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

          o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

          o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Internet Infrastructure HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Internet Infrastructure HOLDRS, and partners in such partnerships, should consult their tax advisors.

         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Internet Infrastructure HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Internet Infrastructure HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Internet Infrastructure HOLDRS

         A receipt holder purchasing and owning Internet Infrastructure HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Infrastructure HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Internet Infrastructure HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Internet Infrastructure HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Infrastructure HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet Infrastructure HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Infrastructure HOLDRS. Similarly, with respect to sales of Internet Infrastructure HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Infrastructure HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Internet Infrastructure HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Infrastructure HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

          o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

          o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

          o a corporation that is incorporated in a possession of the United States but will not include:

          o    a passive foreign investment company (as defined below),
          o a foreign personal holding company (as specially defined in the Code), or
          o    a foreign investment company (as specially defined in the Code).

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Internet Infrastructure HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Internet Infrastructure HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

          o    at least 75% of its gross income is "passive income;" or

          o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet Infrastructure HOLDRS or of the underlying securities unless:

          o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

          o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

          o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
               (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Internet Infrastructure HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Infrastructure HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Internet Infrastructure HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet Infrastructure HOLDRS. The trust delivered the initial distribution of Internet Infrastructure HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

         Investors who purchase Internet Infrastructure HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet

Infrastructure HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Infrastructure HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Internet Infrastructure HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Internet Infrastructure HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Internet Infrastructure HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Infrastructure HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Infrastructure HOLDRS. This prospectus relates only to Internet Infrastructure HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Infrastructure HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Infrastructure HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003, through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        AKAMAI TECHNOLOGIES, INC. (AKAM)

         Akamai Technologies, Inc. primarily provides e-business infrastructure services and solutions designed to make the Internet predictable, scalable, and secure for customers seeking to conduct business over the Internet. Businesses can use Akamai's Edge Platform with a range of Akami Solutions to extend Web operations and improve the management of applications and content. Akamai sells its services primarily to enterprises, but also to customers in the government market.


             Closing             Closing                   Closing               Closing                Closing             Closing
 1999         Price     2000      Price        2001         Price      2002       Price        2003      Price     2004      Price
----------- --------- --------- ----------- ----------- ------------- -------- ----------- ----------- --------- --------- ---------
January         *      January    249 1/8     January        29.06    January       4.61      January      1.33   January     12.95
February        *      February   261 1/4     February       16.94    February      3.11      February     1.53   February    15.08
March           *      March      160 13/16   March           8.56    March         4.001     March        1.41   March       13.14
April           *      April       98 7/8     April           9.45    April         2.29      April        2.42   April       11.84
May             *      May         66 3/4     May            10.33    May           2.00      May          3.66   May         14.86
June            *      June       118 3/4     June            9.18    June          1.30      June         4.78   June        17.95
July            *      July        78 55/64   July            7.75    July          1.06      July         4.58   July        14.93
August          *      August      75 33/64   August          4.21    August        0.95      August       4.16   August      13.45
September       *      September   52 33/64   September       2.91    September     0.83      September    4.29   September   14.05
October       145 3/16 October     51         October         3.16    October       0.97      October      7.90
November      237      November    28 3/4     November        5.76    November      2.06      November    13.40
December      327 3/8  December    21 1/16    December        5.94    December      1.73      December    10.76

         The closing price on October 20, 2004 was $14.88.

                            BEA SYSTEMS, INC. (BEAS)

         BEA Systems, Inc. is a provider of application infrastructure software and related services that help companies build distributed systems that extend investments in existing computer systems and provide the foundation for running an integrated business. BEA's products have applications in a variety of industries, including telecommunications, commercial and investment banking, securities trading, government, manufacturing, retail, airlines, pharmaceuticals, package delivery and insurance. The BEA WebLogic Enterprise Platform provides an application infrastructure for building and deploying distributed, integrated information technology environments, allowing customers to integrate private client/server networks, the Internet, intranets, extranets, virtual private networks (VPNs) and mainframe and legacy systems as system components. The Platform includes BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA Liquid Data for WebLogic and BEA WebLogic Workshop.

             Closing             Closing                   Closing               Closing                Closing             Closing
 1999         Price     2000      Price      2001           Price     2002        Price        2003      Price    2004       Price
-------- ------------- --------- --------- -------------- ---------- --------- ------------ ---------- --------- -------- ----------
January      3 29/64   January    37 11/16  January          65.94   January       18.13      January     11.46  January      12.59
February     4 9/32    February   63 9/32   February         38.38   February      12.71      February     9.72  February     13.76
March        3 29/32   March      36 11/16  March            29.38   March         13.71      March       10.14  March        12.72
April        3 25/32   April      48 1/4    April            40.85   April         10.72      April       10.70  April        11.42
May          5 3/32    May        36 1/8    May              35.88   May           10.76      May         10.85  May           8.63
June         7 9/64    June       49 7/16   June             30.71   June           9.51      June        10.89  June          8.22
July         6 1/8     July       43 1/16   July             22.05   July           5.55      July        13.20  July          6.49
August       6 1/32    August     68 1/16   August           16.17   August         6.11      August      13.51  August        6.65
September    8 53/64   September  77 7/8    September         9.59   September      5.18      September   12.04  September     6.91
October     11 13/32   October    71 3/4    October          12.14   October        8.09      October     13.90
November    20 5/16    November   58 9/16   November         16.79   November      11.06      November    12.66
December    34 31/32   December   67 5/16   December         15.40   December      11.47      December    12.30


         The closing price on October 20, 2004 was $7.80.





                            BROADVISION, INC. (BVSN)

         BroadVision, Inc. develops, markets and supports personalized, self-service Web applications that enable organizations to conduct both interactions and transactions with employees, partners and customers. The Company's integrated suite of process, commerce, portal and content solutions unify an organization's e-business infrastructure. The Company also provides a range of professional services to support its customers, including implementation, training, education and technical support. BroadVision's software is deployed in a number of industry groups, including financial services, government, healthcare, manufacturing, retail and telecommunications. Customers include entities such as Achmea, CIBC, Wal-Mart, KPN, 02 and Vodafone.

             Closing            Closing             Closing            Closing             Closing              Closing
   1999       Price    2000      Price    2001       Price      2002    Price     2003      Price      2004      Price
---------- ----------- ------- --------- --------- ---------- ------- --------- -------- ----------- --------- ---------
January        41.88  January    381.94  January     130.50    January   20.43   January      4.04    January      6.62
February       44.88  February   757.69  February     65.25    February  17.19   February     3.93    February     8.11
March          59.75  March      403.88  March        48.09    March     15.57   March        3.80    March        6.14
April          58.06  April      395.44  April        57.51    April      9.18   April        3.99    April        3.49
May            52.00  May        327.31  May          56.79    May        7.29   May          7.69    May          3.46
June           73.75  June       457.31  June         45.00    June       2.79   June         5.55    June         4.20
July           69.69  July       325.69  July         30.78    July       2.47   July         5.10    July         2.68
August         99.56  August     310.50  August       11.61    August     2.47   August       4.84    August       2.62
September     133.06  September  231.19  September     8.19    September  1.23   September    4.90    September    2.93
October       220.88  October    267.75  October      18.36    October    2.19   October      5.03
November      279.19  November   203.63  November     27.09    November   5.16   November     4.70
December      510.19  December   106.31  December     24.66    December   3.41   December     4.26

         The closing price on October 20, 2004 was $2.61.

                             E.PIPHANY, INC. (EPNY)

         E.piphany, Inc. develops, markets and licenses the E.piphany E.6 Suite, an integrated set of customer relationship management (CRM) software products. The E.6 Suite consists of three principal product lines: E.piphany Marketing, E.piphany Sales and E.piphany Service. With products from each of these product lines, customers may also license certain analytical CRM capabilities, including its E.piphany Insight products for batch-based, online analytical processing and data mining analysis and its E.piphany Interaction Advisor products for real-time data analysis. The Company's Interaction Advisor products use a combination of historical, personal and contextual data to create a real-time customer profile, and then apply a unique combination of real-time analytics and business rules to deliver communications at the moment of customer interaction.

             Closing           Closing              Closing               Closing             Closing             Closing
 1999         Price   2000      Price     2001       Price      2002       Price    2003       Price     2004      Price
-------- ----------- -------- --------- --------- ---------- --------- ----------- --------- --------- --------- ---------
January        *     January    105.33   January      39.13    January       8.75  January       4.22   January      8.58
February       *     February   146.58   February     16.81    February      7.95  February      4.22   February     6.95
March          *     March       89.04   March        11.69    March         7.56  March         3.98   March        7.22
April          *     April       44.04   April         9.08    April         6.02  April         4.46   April        4.38
May            *     May         52.08   May          12.55    May           4.15  May           5.26   May          4.70
June           *     June        71.46   June         10.16    June          4.39  June          5.11   June         4.83
July           *     July        62.04   July          8.95    July          3.96  July          5.00   July         4.00
August         *     August      69.33   August        6.44    August        3.30  August        5.29   August       3.93
September     32.50  September   51.38   September     4.25    September     3.60  September     4.99   September    4.03
October       57.33  October     60.08   October       5.90    October       4.00  October       6.94
November     112.96  November    39.22   November      7.49    November      4.97  November      7.90
December     148.75  December    53.94   December      8.71    December      4.17  December      7.21


         The closing price on October 20, 2004 was $4.30.





                             INFOSPACE, INC. (INSP)

         Infospace, Inc. is a diversified technology and services company that consists of two principal businesses, Search and Directory and Mobile. Its Search and Directory properties are designed primarily to enable Internet users to locate information, merchants, individuals and products online. Its Mobile division develops applications, tools and infrastructure that enable wireless carriers and information, entertainment and media companies to develop and deliver mobile data services across multiple devices. It previously operated a third business, Payment Solutions, which offered products and services focused primarily on the e-commerce and mail order/telephone order segment of the United States credit card transaction processing market. In April 2004, the Company sold its Payment Solutions business to Lightbridge, Inc., a provider of technology services and software that manage customer transactions. Infospace has facilities in the United States, the Netherlands and the United Kingdom.

            Closing               Closing               Closing              Closing             Closing              Closing
 1999        Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------ --------- ----------- ---------- --------- --------- ----------- -------- --------- --------- -----------
January      71 7/8    January     700 5/8    January     52.80   January      20.70   January     11.00    January     34.15
February     68 1/8    February   1085        February    38.10   February     13.50   February    11.60    February    36.35
March       117 25/32  March       720 15/16  March       22.20   March        15.20   March       10.83    March       38.87
April       179 7/32   April       718 1/8    April       44.00   April        11.70   April       12.49    April       32.91
May         117 1/2    May         433 3/4    May         38.90   May           8.20   May         14.60    May         36.58
June        117 1/2    June        552 1/2    June        38.40   June          4.10   June        13.59    June        38.04
July        114 27/32  July        337 1/2    July        20.90   July          4.50   July        16.01    July        37.46
August      115 5/32   August      390        August      12.00   August        5.20   August      15.80    August      38.00
September   102 13/16  September   302 1/2    September   14.40   September     4.60   September   20.41    September   47.39
October     139 1/16   October     201 1/4    October     15.80   October       8.11   October     26.05
November    254 732    November    108 3/4    November    20.40   November     11.34   November    26.25
December    535        December     82 3/16   December    20.50   December      8.44   December    23.05

         The closing price on October 20, 2004 was $48.43.

                   INTERNAP NETWORK SERVICES CORPORATION (IIP)

         InterNAP Network Services Corporation is a provider of high-performance Internet connectivity services targeted at businesses. InterNAP develops and markets routing infrastructure, which are products that move data to and from destinations on the Internet. InterNAP's customers are directly connected to one of InterNAP's routes which transfers data the customer receives and sends to its Web site visitors. InterNAP's routes are designed to increase the speed of data transmission by bypassing Internet congestion and reducing data loss. InterNAP markets and sells its products primarily through its own direct sales force, but is also developing indirect sales channels.

            Closing               Closing               Closing              Closing             Closing              Closing
   1999      Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
---------- --------- ---------- ----------- ---------- --------- --------- ---------- --------- ---------- --------- ----------
January        *       January      61 1/2    January      8.09   January       1.11   January      0.46    January      2.29
February       *       February     97        February     3.75   February      1.01   February     0.44    February     1.88
March          *       March        46        March        1.94   March         0.77   March        0.40    March        1.72
April          *       April        38 1/2    April        2.70   April         0.58   April        0.44    April        1.68
May            *       May          28 5/8    May          2.76   May           0.42   May          0.84    May          1.50
June           *       June        413 3/64   June         3.27   June          0.23   June         1.02    June         1.21
July           *       July         34 7/64   July         1.89   July          0.16   July         1.27    July         0.88
August         *       August       36        August       1.00   August        0.27   August       1.17    August       0.52
September   22 5/16    September    32 5/16   September    1.00   September     0.21   September    1.23    September    0.67
October     46 3/16    October      16        October      0.82   October       0.21   October      1.11
November    47 1/8     November     11        November     1.12   November      0.64   November     2.24
December    86 1/2     December      7 1/4    December     1.16   December      0.37   December     2.45

         The closing price on October 20, 2004 was $0.68.





                           KANA SOFTWARE, INC. (KANA)

         KANA Software, Inc. is a provider of enterprise Customer Relationship Management (eCRM) software solutions, primarily knowledge-powered customer service solutions that provide information to answer customer inquiries more efficiently, accurately and consistently. The KANA iCARE suite is a flexible and scalable Web-architected solution, integrated on a single platform that supports multiple customer communication channels. KANA has introduced a line of solutions known as Agent IQ aimed at optimizing the delivery of customer service for specific industries that face a high volume of complex customer interactions.

            Closing               Closing               Closing              Closing             Closing              Closing
 1999        Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------ --------- ------------ -------- ---------- --------- ---------- --------- ---------- -------- -----------
January         *      January    1,219 11/16 January     73.13   January      18.25   January      3.32    January      4.82
February        *      February   1,425       February    30.63   February     12.12   February     3.25    February     4.84
March           *      March        680       March       19.38   March        18.00   March        4.00    March        4.51
April           *      April        425 5/8   April       12.60   April        10.29   April        5.14    April        2.50
May             *      May          448 4/8   May         20.70   May           5.03   May          5.75    May          2.82
June            *      June         618 3/4   June        20.40   June          4.00   June         3.03    June         2.38
July            *      July         367 1/2   July        17.40   July          1.72   July         3.10    July         1.47
August          *      August       401 1/4   August       8.50   August        1.90   August       3.90    August       1.56
September     249 3/8  September    222 1/2   September    3.60   September     0.80   September    3.92    September    1.69
October       420 5/8  October      235       October      8.80   October       1.31   October      3.95
November      735      November     126 1/4   November    18.00   November      2.95   November     3.08
December    1,025      December     115       December    19.46   December      1.97   December     3.37

         The closing price on October 20, 2004 was $1.92.

                              NAVISITE, INC. (NAVI)

         NaviSite, Inc. provides outsourced hosting and managed application services for mid-sized enterprises, divisions of large multi-national companies, government agencies and other businesses conducting mission-critical business on the Internet. Its services offerings can be categorized in three groups: Managed Application Services (A-Services), an advanced portfolio of collaborative application monitoring and management services, managed hosting services and application development services: Managed Infrastructure Services (I-Services), a set of infrastructure services consisting of co-location hosting, bandwidth, connectivity, content distribution networks and electronic software delivery services, and Managed Messaging Services (M-Services), a suite of outsourced and managed messaging applications built on Lotus Domino and Microsoft Exchange software, including fully managed Domino applications and e-mail messaging services.

            Closing               Closing               Closing              Closing             Closing              Closing
 1999        Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------ --------- ------------ --------- --------- --------- ----------- -------- ---------- --------- ----------
January        *       January      771.56    January     53.44   January       3.90   January      1.92    January      5.41
February       *       February   1,413.75    February    28.59   February      3.75   February     1.31    February     4.69
March          *       March        913.13    March       22.50   March         4.35   March        1.38    March        5.87
April          *       April        696.56    April       27.30   April         3.75   April        1.30    April        4.81
May            *       May          650.63    May         27.90   May           3.00   May          2.89    May          4.51
June           *       June         627.19    June        21.75   June          2.25   June         2.75    June         3.91
July           *       July         608.44    July        11.25   July          1.80   July         2.96    July         2.02
August         *       August       721.88    August       6.00   August        2.55   August       3.36    August       1.48
September      *       September    404.06    September    2.85   September     2.40   September    3.41    September    2.61
October      352.50    October      152.81    October      6.15   October       2.55   October      4.30
November     397.50    November      37.50    November     5.85   November      3.90   November     8.99
December     750.00    December      35.16    December     5.40   December      2.25   December     6.57

         The closing price on October 20, 2004 was $2.01.



                          OPENWAVE SYSTEMS, INC. (OPWV)

         Openwave Systems Inc. is an independent provider of open standards software products and services for the communications industry. Openwave's product portfolio includes software in the areas of client software for mass-market mobile phones, mobile infrastructure products and messaging application products for the communications industry. The Company also has a professional services group that supports its products. Its customers are communication service providers, including wireless and wireline operators, and handset manufacturers worldwide.

            Closing               Closing               Closing              Closing             Closing              Closing
 1999        Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------ --------- ----------- --------- ---------- --------- ---------- -------- ----------- --------- ----------
January        *       January     330.00     January    207.75   January      19.41   January      3.69    January     14.83
February       *       February    418.88     February   110.53   February     16.77   February     4.29    February    15.16
March          *       March       489.38     March       59.52   March        19.08   March        4.26    March       13.34
April          *       April       252.00     April      103.83   April        17.16   April        5.22    April        8.61
May            *       May         209.81     May        114.99   May          18.03   May          7.26    May         11.17
June         84.00     June        195.38     June       104.10   June         16.83   June         6.00    June        12.70
July         93.28     July        239.63     July        76.68   July          3.03   July        11.34    July        11.37
August      177.19     August      277.31     August      48.12   August        3.00   August      14.79    August       9.32
September   227.25     September   340.88     September   38.25   September     1.86   September   12.63
October     308.25     October     277.69     October     23.19   October       3.27   October     13.01
November    435.00     November    136.88     November    32.85   November      9.03   November    12.03
December    347.81     December    143.81     December    29.37   December      6.00   December    11.00

         The closing price on October 20, 2004 was $9.81.

                          PORTAL SOFTWARE, INC. (PRSF)

         Portal Software, Inc. is engaged in the development, marketing, provisioning and support of billing and customer management solutions for telecommunications and information service providers. The Company's solutions are provided in the form of proprietary software and/or services, and are used by service providers to support voice, data, video and content services across wireless, wireline, cable and satellite networks. These solutions facilitate the real-time provisioning and reporting of services, including such functions as account creation, user authentication and authorization, activity tracking, pricing and rating, billing and customer service, including self-service. Portal Software's customers range from emerging small companies offering service to a small number of subscribers to large telecommunications carriers with millions of subscribers.

            Closing               Closing               Closing              Closing             Closing              Closing
 1999        Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
------- ------------- --------- ------------ --------- --------- --------- ---------- --------- ---------- --------- -----------
January        *       January     248.13     January     65.00   January      11.00   January      4.30    January      7.36
February       *       February    375.63     February    35.78   February      7.65   February     3.80    February     8.20
March          *       March       284.69     March       42.19   March         9.55   March        3.65    March        6.74
April          *       April       229.38     April       44.00   April         7.40   April        6.25    April        5.43
May          122.81    May         201.25     May         26.70   May           6.05   May          9.45    May          4.58
June         115.78    June        319.38     June        20.65   June          3.75   June         9.45    June         3.63
July         104.61    July        251.80     July        13.50   July          2.00   July        16.10    July         2.59
August       117.66    August      276.25     August       9.30   August        2.10   August      14.05    August       3.36
September     96.88    September   200.00     September    7.45   September     1.20   September   14.59    September    2.73
October      163.44    October     175.94     October      9.50   October       3.00   October     16.00
November     292.66    November     31.88     November     9.50   November      6.20   November     7.46
December     257.19    December     39.22     December    10.40   December      4.04   December     6.73

         The closing price on October 20, 2004 was $2.55.



                            REALNETWORKS, INC. (RNWK)

         RealNetworks, Inc. develops and markets digital media services and software for individuals and businesses. The Company also provides professional technical services and support to certain customers. Consumers use the Company's services and software to find, play, purchase and manage free digital content, including music, video and games. Broadcasters, network operators, medial companies and enterprises use its products and services to create and deliver digital media to personal computers (PCs), mobile phones and consumer electronics devices. In August 2003, the Company completed its acquisition of Listen.Com, Inc. and its digital music subscription service, Rhapsody. In addition, on January 30, 2004, RealNetworks acquired GameHouse, a developer, publisher and distributor of downloadable PC games.

            Closing                Closing               Closing              Closing             Closing              Closing
 1999        Price       2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------- --------- ------------ --------- --------- --------- ---------- --------- ---------- --------- ----------
January       17 45/64  January      78 19/32  January     10.19   January       6.51   January      3.56    January      5.59
February      17 17/32  February     70 5/16   February     7.19   February      5.45   February     4.15    February     5.69
March         30 35/64  March        56 15/16  March        7.06   March         7.02   March        4.13    March        6.00
April         55 3/8    April        47 5/8    April        9.20   April         7.03   April        5.13    April        5.69
May           35 7/16   May          36 5/16   May         11.01   May           8.50   May          7.96    May          6.01
June          34 7/16   June         50 9/16   June        11.75   June          4.07   June         6.76    June         6.84
July          38 5/32   July         42 7/16   July         7.02   July          4.10   July         5.75    July         5.64
August        40 7/8    August       48 11/16  August       7.22   August        4.58   August       6.32    August       4.97
September     52 9/32   September    39 3/4    September    4.86   September     3.61   September    6.48    September    4.66
October       54 27/32  October      20 39/64  October      5.67   October       3.51   October      6.65
November      69 3/4    November     12 7/16   November     6.58   November      3.86   November     5.97
December      60 5/32   December      8 11/16  December     5.94   December      3.81   December     5.71

         The closing price on October 20, 2004 was $4.82.

                              VERISIGN, INC. (VRSN)

         VeriSign, Inc. is a provider of critical infrastructure services that is organized into two service-based lines of business: the Internet Services Group and the Communications Services Group. The Internet Services Group consists of the Security Services business and the Naming and Directory Services business. The Security Services business provides products and services that enable enterprises and organizations to establish and deliver secure Internet-based services to customers and business partners, and the Naming and Directory Services business acts as the exclusive registry of domain names in the .com and .net generic top-level domains and certain country code top-level domains. The Communications Services Group provides Signaling System 7 network services, intelligent database and directory services, application services, and billing and payment services to wireline and wireless telecommunications carriers.

            Closing                Closing               Closing              Closing             Closing              Closing
 1999        Price       2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------ ---------- ------------ -------- ---------- --------- ----------- -------- ---------- --------- ----------
January       23 13/16  January     161 3/8    January     73.50   January      30.86   January      8.25    January     17.48
February      24 1/2    February    253        February    47.69   February     23.73   February     7.71    February    17.41
March         38 1/2    March       149 1/2    March       35.44   March        27.00   March        8.74    March       16.59
April         28 3/4    April       139 3/8    April       51.28   April         9.25   April       12.41    April       16.21
May           29 5/8    May         135 3/8    May         56.50   May           9.68   May         14.98    May         18.14
June          43 1/8    June        176 1/2    June        60.01   June          7.19   June        13.79    June        19.90
July          37 1/16   July        158 11/16  July        54.61   July          6.40   July        13.36    July        17.51
August        54 5/32   August      198 7/8    August      41.05   August        7.18   August      14.98    August      17.36
September     53 1/4    September   202 9/16   September   41.90   September     5.05   September   13.46    September   19.88
October       61 3/4    October     132        October     38.71   October       8.05   October     15.90
November      92 29/32  November     86 11/16  November    37.36   November     10.51   November    16.21
December     190 5/8    December     74 3/16   December    38.04   December      8.02   December    16.30

         The closing price on October 20, 2004 was $22.00.



                           VIGNETTE CORPORATION (VIGN)

Vignette Corporation provides software and expertise used by businesses to improve efficiency through the use of the information and the World Wide Web. The Company's intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management and collaboration capabilities that are aimed at delivering advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette's products and capabilities are supported by a professional services organization, Vignette Professional Services (VPS), which offers pre-packaged and custom services, along with documented best practices, to help organizations define their online business objectives and deploy their content management, portal, process, collaboration, integration and analysis applications. It provides support for industry standard platforms, including both Java 2 Platform-Enterprise Edition
(J2EE) and Microsoft.NET.

            Closing                 Closing               Closing              Closing             Closing              Closing
 1999        Price        2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
-------- ------------ ----------- ----------- ---------- ---------- -------- ---------- -------- ----------- --------- ----------
January       *        January      65        January      8.31     January     3.72    January      1.57    January      2.38
February     9 3/64    February     76 53/64  February     6.16     February    2.80    February     1.52    February     2.26
March       12 35/64   March        53 27/64  March        6.44     March       3.44    March        1.52    March        2.07
April       15 53/64   April        48 3/16   April        6.70     April       2.57    April        2.06    April        1.74
May          9 7/8     May          27 9/16   May          8.18     May         2.10    May          2.40    May          1.65
June        12 1/2     June         52 1/32   June         8.87     June        1.97    June         1.97    June         1.66
July        10 43/64   July         33 7/8    July         7.94     July        1.42    July         2.12    July         1.43
August      11 19/64   August       38 1/8    August       6.83     August      0.89    August       2.27    August       1.21
September   15 5/64    September    29 7/8    September    3.54     September   0.80    September    2.30    September    1.33
October     26 21/64   October      29 13/16  October      4.68     October     1.06    October      2.51
November    34 31/64   November     15 3/4    November     5.41     November    1.68    November     2.32
December    54 21/64   December     18        December     5.37     December    1.22    December     2.27

         The closing price on October 20, 2004 was $1.10.

                         VITRIA TECHNOLOGY, INC. (VITR)

         Vitria Technology, Inc. provides business process integration software and services for corporations in healthcare, telecommunications, finance, manufacturing and other markets. The Company's software automates business processes across multiple existing systems, people and trading partners in order to reduce operating costs, enhance revenues and improve customer service. Vitria develops ad delivers the Vitria:BusinessWare business process integration software platform together with packaged applications and best practices content. These applications and content are designed to solve business problems, such as healthcare claims lifecycle management, straight-through processing in capital markets and order management for telecommunications and manufacturing.

            Closing               Closing               Closing              Closing             Closing              Closing
   1999      Price      2000       Price       2001      Price     2002       Price     2003      Price      2004      Price
---------- --------- ---------- ----------- --------- ---------- --------- ---------- -------- ----------- -------- ------------
January        *       January     196.00     January     32.76   January      26.12   January      2.44    January      7.34
February       *       February    377.26     February    18.76   February     18.80   February     2.80    February     7.96
March          *       March       201.62     March       15.24   March        15.80   March        2.72    March        5.88
April          *       April       147.76     April       19.20   April         9.00   April        3.32    April        3.60
May            *       May         140.00     May         20.12   May           4.92   May          4.65    May          2.84
June           *       June        244.52     June        13.76   June          3.84   June         5.04    June         3.07
July           *       July        189.00     July        14.28   July          3.80   July         4.99    July         2.56
August         *       August      188.00     August      11.04   August        4.16   August       4.71    August       2.86
September    36.75     September   186.52     September    8.20   September     3.12   September    5.05    September    3.11
October      65.94     October     107.48     October     12.16   October       3.04   October      5.93
November     99.81     November     62.52     November    19.60   November      4.44   November     5.68
December    234.00     December     31.00     December    25.56   December      3.00   December     7.10

         The closing price on October 20, 2004 was $3.08.

================================================================================







                [LOGO OMITTED][HOLDRS(SM) INTERNET INFRASTRUCTURE]



                        1,000,000,000 Depositary Receipts

                     Internet Infrastructure HOLDRS(SM) Trust


                                 _______________


                               P R 0 S P E C T U S


                                 _______________


                                October 25, 2004

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

         See Exhibit Index.


Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
                  Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.


                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                      By:               *
                                         ------------------------------------
                                            Name:  John J. Fosina
                                            Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated below on October 25, 2004.

                      Signature                                 Title

                          *                             Chief Executive Officer,
                ----------------------                  Chairman of the Board
                   James P. Gorman


                          *                             Director
                ----------------------
                     Do Woo Kim


                          *                             Director
                ----------------------
                  Carlos M. Morales


                          *                             Director
                ----------------------
                 Candace E. Browning


                          *                             Chief Financial Officer
                ----------------------
                   John J. Fosina


                          *                             Controller
                ----------------------
                   Joseph F. Regan


            *By: /s/ Mitchell M. Cox                    Attorney-in-Fact
                ----------------------
                   Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Infrastructure HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Internet Infrastructure HOLDRS Receipts, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

 *24.1 Power of Attorney (included in Part II of Registration Statement), filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for Internet Infrastructure HOLDRS.

 *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Infrastructure HOLDRS.

 *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

 *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

  24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.

__________________
* Previously filed.